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                                                                      EXHIBIT 11

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated August 18, 1997, and to all references to our Firm included in or made a part of this registration statement on Form N-1A of Nuveen Investment Trust, comprising the Nuveen Growth and Income Stock Fund, Nuveen Balanced Stock and Bond Fund and Nuveen Balanced Municipal and Stock Fund.


/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP




Chicago, Illinois
October 21, 1997